UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

LASER PHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41515	84-3628771
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 N. Keller Rd.
Suite G
Orlando, FL	32810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 804-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LASE	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Private Placement Transaction

On August 16, 2024, Laser Photonics Corporation (the “Company”) entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of $3.0 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement. The Company intends to use the net proceeds from the Private Placement for acquisitions, general corporate purposes. Aegis Capital Corp. (“Aegis”), acted as the exclusive placement agent for the Private Placement, which closed on August 19, 2024.

As part of the Private Placement, the Company issued an aggregate of 1,500,000 units (the “Units”) at a purchase price of $2.00 per unit, each Unit consisting of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and (ii) one warrant to purchase share of Common Stock at an exercise price of $4.34 per share (each a “Warrant” and collectively the “Warrants”). The Warrant will be exercisable on the earlier of six months after issuance or shareholder approval and will expire 5.5 years from issuance.

The Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with Aegis, dated August 16, 2024, pursuant to which Aegis agreed to serve as the exclusive placement agent for the Company on a “best efforts” basis in connection with the Private Placement. The Company agreed to pay Aegis a cash placement fee equal to 8.00% of the gross cash proceeds received in the Private Placement and to pay for certain expenses of the Private Placement incurred by Aegis. Pursuant to the Placement Agent Agreement, without the prior written consent of the Purchasers, the Company will not, for a period of sixty (60) days after the later of the Release Date (as defined in the Securities Purchase Agreement) (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof.

Concurrently with the Placement Agency Agreement and the Stock Purchase Agreement, on August 16, 2024, the Company and the Purchasers entered into a Registration Rights Agreement under which the Company must file an initial registration statement within certain time periods as set forth in the Registration Rights Agreement to register the shares of common stock purchased by the Purchasers and the shares underlying the Warrants.

The foregoing description of the Securities Purchase Agreement, Warrant, Registration Rights Agreement and Placement Agent Agreement is qualified in its entirety by reference to the full text of those agreements, a copy of each of which is filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 16, 2024, the Company issued a press release disclosing the pricing of the PIPE transaction referenced above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 19, 2024, the Company issued a press release disclosing the closing of the Private Placement. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished herein, including Exhibits 99.1 and 99.2, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
10.1	Placement Agent Agreement, dated August 16, 2024
10.2	Securities Purchase Agreement, dated August 16, 2024
10.3	Registration Rights Agreement, dated August 16, 2024
10.4	Form of PIPE Common Warrant
99.1	Pricing Press Release, dated August 16, 2024
99.2	Closing Press Release, dated August 19, 2024
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 23, 2024	Laser Photonics Corporation

	By:	/s/ Wayne Tupuola
Wayne Tupuola
President and CEO

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